Exhibit 99.1

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Contacts:

Elizabeth Grammer Vice President and General Counsel (781) 672-1332	Lisa Burns (Investors) Justin Jackson (Media) Burns McClellan (212) 213-0006

Essential Therapeutics Files for Reorganization under Bankruptcy Code

Waltham, MA, May 2, 2003—Essential Therapeutics, Inc. (OTCBB: ETRX) announced today that it, along with its wholly-owned subsidiaries, Maret Corporation and The Althexis Company, Inc., filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in Wilmington, Delaware. Later today, the company intends to file a Plan of Reorganization providing for payment in full of obligations owed to certain creditors and providing for the recapitalization of the company as a privately-held entity.

Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. For a discussion of other risks and uncertainties affecting Essential Therapeutics’ business, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Actual results and timing of certain events could differ materially from those included in the forward-looking statements as a result of these or other factors.